Exhibit 99.1

Delta Apparel Announces Preliminary Third Quarter Results

Preliminary third quarter net sales of $72 million; June sales approximately 90% of prior year results

DTG2Go’s preliminary third quarter net sales grew 30% over prior year

Salt Life Group’s June net sales growth of 7% over prior year

GREENVILLE, S.C., July 9, 2020 -- Delta Apparel, Inc. (NYSE American: DLA), a leading provider of core activewear and lifestyle apparel products, today announced preliminary results for its 2020 fiscal third quarter ended June 27, 2020 and provided a business update.

Robert W. Humphreys, the Company’s Chairman and Chief Executive Officer, commented, “The momentum we have experienced across our business segments as the third quarter progressed is encouraging and further validates Delta Apparel’s strategic advantages, including our diversification of sales channels, our broad geographic footprint, and the strong emotional connection our Salt Life and Soffe brands have with consumers.  During the last few months we have seen orders accelerating and coming from a broader base of sales channels.”

The Company anticipates net sales for the third quarter of its 2020 fiscal year to be approximately $72 million, or 60% of net sales of $119.3 million in the prior year period. The Company’s monthly sales performance sequentially accelerated throughout the third quarter from April sales at 32% of prior year levels to June sales tracking at about 90% of prior year levels.

The third quarter sales performance included 32% sales growth in the DTG2Go digital print business, driven by the onboarding of several new customers to the DTG2Go platform as well as additional print volume from existing customers. As previously announced, the Company plans to expand its digital print business with the opening of a new integrated digital print and distribution facility in Phoenix, Arizona in August, combining DTG2Go’s digital print capabilities with Delta Apparel’s own supply of garments. The Company also plans to increase its fleet of digital printers by 10%.

Mr. Humphreys commented, “In our DTG2Go business, the benefits and the uniqueness of our fully-integrated and diversified geographic model is building volume with existing customers, while attracting new customers to our comprehensive digital print platform. We are thrilled to be in a position to continue to invest in this strong growth business which is perfectly positioned to thrive in the digital economy.”

During the third quarter, direct-to-consumer sales significantly increased for the Company, including e-commerce sales that more than doubled compared to prior year, led by sales growth of over 140% on the Salt Life ecommerce site and 80% on the Soffe consumer site.

Mr. Humphreys commented, “We have really enjoyed connecting directly with our loyal Salt Life and Soffe consumers through social media channels and on our e-commerce sites, as well as in our retail stores which have all now safely reopened. It is also promising to see net sales for the Salt Life Group return to mid-single digit growth in the month of June, as our retail partners started to re-open their doors in the back half of the quarter.”

“The third quarter was unprecedented for our nation, our industry, and our Company,” Mr. Humphreys continued. “I am so very proud of our teams across all our businesses for their unwavering dedication throughout the pandemic, and of the significant progress we have collectively made to service our diverse customer base. While our non-U.S. manufacturing operations were closed for most of the quarter, we are encouraged that by the end of June we had resumed production at all of our manufacturing plants.  In accordance with local regulations, we have implemented strict safety protocols and will operate at a reduced capacity in the near term for the safety our employees and to align our production levels with anticipated future business.”

The Company expects to record approximately $24 million of non-recurring expense during its fiscal 2020 third quarter associated with impacts from the COVID-19 pandemic.  These include costs related to the curtailment of its manufacturing operations and increased reserves related to the heightened risks in the market as the U.S. continues its recovery.

Mr. Humphreys concluded, “We look forward to providing a more comprehensive review of our third quarter results during our earnings call on Thursday, July 30, 2020.  Our business is recovering much quicker than we originally anticipated, and we believe this momentum will continue, allowing us to return to profitability in our September quarter.  Each month our liquidity has continued to improve, resulting in a nearly 50% increase in our cash on hand and availability under our credit facility at June compared to the March levels. I remain confident Delta Apparel is in a solid financial position to emerge from this pandemic stronger, and we are ready to profitably grow our business.”

Third Quarter Fiscal 2020 Conference Call

Final and complete financial results for the fiscal year 2020 Third quarter ended June 27, 2020, will be released after the market close on July 30, 2020. At 4:30 p.m. ET on that day, the Company will also hold a conference call with senior management to discuss its financial results and business outlook. The Company invites you to join the call by dialing 800-430-8332. If calling from outside the United States, please dial 323-289-6581. A live webcast of the conference call will be available at www.deltaapparelinc.com. Please visit the website at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available through August 30, 2020. To access the telephone replay, participants should dial toll-free 844-512-2921. International callers can dial 412-317-6671. The access code for the replay is 1181871.

About Delta Apparel, Inc.

Delta Apparel, Inc., along with its operating subsidiaries, DTG2Go, LLC, Salt Life, LLC, and M.J. Soffe, LLC, is a vertically-integrated, international apparel company that designs, manufactures, sources, and markets a diverse portfolio of core activewear and lifestyle apparel products under the primary brands of Salt Life®, COAST®, Soffe®, and Delta. The Company is a market leader in the direct-to-garment digital print and fulfillment industry, bringing DTG2Go technology and innovation to the supply chain of its customers. The Company specializes in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants and e-retailers, the U.S. military, and through its business-to-business e-commerce sites. The Company’s products are also made available direct-to-consumer on its websites at www.saltlife.com, www.coastapparel.com, www.soffe.com and www.deltaapparel.com as well as through its branded retail stores. The Company’s operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 8,400 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the volatility and uncertainty of cotton and other raw material prices and availability; the general U.S. and international economic conditions; competitive conditions in the apparel industry; restrictions on our ability to borrow capital or service our indebtedness; deterioration in the financial condition of our customers and suppliers and changes in the operations and strategies of our customers and suppliers; changing consumer preferences or trends; our ability to successfully open and operate new retail stores; changes in economic, political or social stability at our offshore locations; significant interruptions within our manufacturing or distribution facilities or other operations; our ability to attract and retain key management; significant changes in our effective tax rate; interest rate fluctuations increasing our obligations under our variable rate indebtedness; the ability to raise additional capital; the ability to grow, achieve synergies and realize the expected profitability of acquisitions; the volatility and uncertainty of energy, fuel and other costs; material disruptions in our information systems; compromises of our data security; significant litigation in either domestic or international jurisdictions; recalls, claims and negative publicity associated with product liability issues; the ability to protect our trademarks and other intellectual property; and the other factors set forth in the "Risk Factors" contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as updated in our subsequently filed Quarterly Reports on Form 10-Q. Except as may be required by law, Delta Apparel, Inc. expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Company Contact:

Deborah Merrill, 864-232-5200 x6620

investor.relations@deltaapparel.com

Investor Relations and Media Contact:
ICR, Inc.

Investors:

Tom Filandro, 646-277-1235

Media:

Jessica Liddell, 203-682-8208

DLAPR@icrinc.com